UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 1, 2007

BG FINANCIAL GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Tennessee	000-50771	20-0307691
(State or Other Jurisdiction of InCompany or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3095 East Andrew Johnson Highway, Greeneville, Tennessee		37745
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:	(423) 636-1555

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR.13e-4(c))

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The Board of Directors of BG Financial Group, Inc. (the “Company”) has appointed Jerry A. Simmerly to serve as President and Chief Operating Officer of the Company, effective June 1, 2007. The Board of Directors of the Company’s subsidiary, American Patriot Bank (the “Bank”), has appointed Mr. Simmerly to serve as President and Chief Operating Officer of the Bank, effective June 1, 2007. Mr. Simmerly will replace J. Robert Grubbs, the current President of both the Company and the Bank. The Board of Directors of the Company has appointed Mr. Grubbs to serve as Chairman of the Company, effective June 1, 2007. The Board of Directors of the Bank has appointed Mr. Grubbs to serve as Chairman of the Bank, effective June 1, 2007.

Mr. Grubbs will serve as Chairman and Chief Executive Officer of both the Company and the Bank effective June 1, 2007. Mr. Grubbs has served as President and Chief Executive Officer of the Bank since it was formed in 2001, and as President and Chief Executive Officer of the Company since it was formed in 2003. Pursuant to the terms of the employment arrangement between Mr. Grubbs and the Bank, Mr. Grubbs receives annual compensation of $161,958 base salary, and is eligible to participate in an incentive program providing an earning potential equivalent of up to 40% of annual base salary, based on corporate performance goals. He also receives director fees, currently consisting of a $6,000 annual retainer and $500 per board meeting attended, and is provided an automobile that is owned by the Bank. Mr. Grubbs will also receive a payment in the event of a change of control of the Company, equal to $1.00 less than three times his average annual compensation for the most recent five years preceding a change of control.

Mr. Simmerly is joining the Company and the Bank on June 1, 2007. Prior to joining the Company and the Bank, Mr. Simmerly worked as a Senior Vice President of American Fidelity Bank, a Greene County Bank office, in Alcoa, Tennessee, from 2000 to 2007. In this role, he was responsible for several areas of the bank’s operations, including the following: business banking product development leader, including small business, corporate, and real estate lending, with over $100 million in assets under his management; business banking division manager, in which he managed a staff of 16 lending officers and 11 back office personnel; and he was responsible for both the overall profitability of the business banking division and for the asset quality and risk monitoring of the loan portfolio for this division. Mr. Simmerly received both his B.S. and his M.B.A. from the University of Tennessee. He has also obtained the following professional degrees: First Tennessee National Association Credit Analyst Program, Southeastern School of Commercial Lending, Southeastern School of Advanced Commercial Lending, and Kellogg School of Management.

Pursuant to the terms of the employment agreement between Mr. Simmerly and the Bank, Mr. Simmerly will receive annual compensation of $150,000 base salary, and be eligible to participate in an incentive program providing an earning potential equivalent of up to 40% of annual base salary, based on corporate performance goals. He will also receive director fees, currently consisting of a $6,000 annual retainer and $500 per board meeting attended, and will be provided an automobile that is owned by the Bank. Mr. Simmerly will also receive a payment in the event of a change of control of the Company, equal to $1.00 less than three times his average annual compensation for the most recent five years preceding a change of control. Mr. Simmerly will also participate in the Company’s stock appreciation rights plan.

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Item 9.01    Financial Statements and Exhibits.

(a)	Financial Statements. None

(b)	Pro Forma Financial Information. None

(c)	Exhibits. None.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BG FINANCIAL GROUP, INC.

Dated: June 7, 2007	By: /s/ T. Don Waddell
Name: T. Don Waddell
Title: Chief Financial Officer